 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 11, 2015

ENGAGE MOBILITY, INC.

(Exact name of registrant as specified in its charter)

Florida	333-182856	45-4632256
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

15C, China Merchants Tower

No. 1166 Wanghai Road, Nansha District

Shenzhen, Guangdong, China 518067

(Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code: +86-755-86575200

N/A

(Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant

(1) Previous Independent Auditors

On February 17, 2015, Engage Mobility, Inc. (the “Company”), dismissed Kingery & Crouse PA (“Kingery”) as its registered independent public accounting firm and engaged Frazier & Deeter, LLC (“Frazier & Deeter”) as a result of the acquisition of substantially all of the assets and business of Kingery by Frazier & Deeter. The report of Kingery on the Company’s financial statements for the years ended June 30, 2014 and 2013, did not contain an adverse opinion or disclaimer of opinion, and such report were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that the report contained a going concern paragraph. This change in the Company’s certifying accountant was reported in a Current Report on Form 8-K filed on February 24, 2015.

On June 16, 2015, the Company dismissed Frazier & Deeter as its registered independent public accounting firm and engaged Friedman LLP (“Friedman”). The decision to dismiss Frazier & Deeter and retain Friedman was approved by the Company’s Board of Directors (the “Board”). During the period from February 17, 2015 to June 16, 2015 (“Engaged Period”), Frazier & Deeter reviewed the Company’s interim financial statements for the quarters ended December 31, 2014 and March 31, 2015. During the Engaged Period, there have been no disagreements between the Company and Frazier & Deeter on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Frazier & Deeter would have caused them to make reference thereto in their report on the financial statements. During the Engaged Period, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

The Company provided a copy of the foregoing disclosures to Frazier & Deeter prior to the date of the filing of this Current Report on Form 8-K and requested that Frazier & Deeter furnish it with a letter addressed to the Securities & Exchange Commission stating whether or not it agrees with the statements in this Report. A copy of such letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(2) New Independent Auditors

On June 11, 2015, the Company entered into an engagement agreement with Friedman to retain Friedman as the Company’s independent public accountant. On June 16, 2015, the Board approved and ratified the appointment of Friedman as its new registered independent public accountant.

During the year ended June 30, 2014, and during the subsequent interim period through the date of this Current Report on Form 8-K, the Company did not consult with Friedman regarding (i) the application of accounting principles to a specified transaction, (ii) the type of audit opinion that might be rendered on the Company’s financial statements by Friedman, in either case where written or oral advice provided by Friedman would be an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issues or (iii) any other matter that was the subject of a disagreement between us and our former auditor or was a reportable event (as described in Items 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K, respectively).

Item 9.01	Financial Statements and Exhibits

(d)

Exhibit No.	Description
16.1	Letter from Frazier & Deeter, LLC, dated June 16, 2015, regarding Change in Certifying Accountant. (Filed herewith.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2015

ENGAGE MOBILITY, INC.

By:	/s/ Hua Zhang
Hua Zhang President and Chief Executive Officer